EXHIBIT 23.2

CONSENT OF GNARUS ADVISORS LLC

Gnarus Advisors LLC (“Gnarus”) consents to being named in Ampco-Pittsburgh Corporation’s Annual Report (“Form 10-K”) for the year ended December 31, 2024, in the form and context in which Gnarus is named and to the incorporation by reference of the Form 10-K in Registration Statements Nos. 333-174269, 333-211242, 333-256094 and 333-272046 on Form S-8, and Registration Statement No. 333-239446 on Form S-1.

/s/ Gnarus Advisors LLC

Gnarus Advisors LLC

March 17, 2025